Exhibit 99.1

press release
Paylocity Announces Third Quarter Fiscal Year 2026 Financial Results
•Q3 2026 Recurring & Other Revenue of $469.9 million, up 11.6% year-over-year
•Q3 2026 Total Revenue of $502.3 million, up 10.5% year-over-year
•Continued growth in cash flows - trailing twelve months net cash provided by operating activities margin of 29.4% and free cash flow margin of 24.4%
•Completed acquisition of Grayscale Labs, Inc. in April 2026 to expand AI-powered recruiting capabilities
•Repurchased $50 million or 440,000 shares in Q3 2026 and $350 million or 2.3 million shares in the first nine months of fiscal year 2026
•Board of Directors approved a $1.0 billion increase to our share repurchase authorization in April 2026; $1.35 billion authorization available as of May 7, 2026
SCHAUMBURG, IL. – May 7, 2026 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, Finance, and IT solutions, today announced financial results for the third quarter of fiscal year 2026, which ended March 31, 2026.

“Our solid results continued into the third quarter of fiscal 26, with recurring revenue growth of 11.6%, total revenue growth of 10.5% and increased revenue and profitability guidance for the fiscal year. Our multi-year investment in R&D continues to drive innovation across our HCM, Finance and IT offerings, all underpinned by expanded AI capabilities and our core employee record data. To drive further expansion of our AI capabilities, last month we announced the acquisition of Grayscale, an AI-powered recruiting automation company that builds upon our existing recruiting capabilities by helping companies hiring at scale move faster without compromising quality. Additionally, as a result of our increasing cash flows, we continue to return capital to shareholders, with $350 million or 2.3 million shares repurchased through Q3 of this fiscal year,” said Toby Williams, President and Chief Executive Officer of Paylocity.
Third Quarter Fiscal 2026 Financial Highlights
Revenue:
•Recurring & other revenue was $469.9 million, an increase of 11.6% from the third quarter of fiscal year 2025.
•Total revenue was $502.3 million, an increase of 10.5% from the third quarter of fiscal year 2025.
Operating Income:
•GAAP operating income was $157.0 million and non-GAAP operating income was $196.8 million in the third quarter of fiscal year 2026 compared to GAAP operating income of $127.0 million and non-GAAP operating income of $172.7 million in the third quarter of fiscal year 2025.
Net Income:
•GAAP net income was $111.3 million or $2.05 per share in the third quarter of fiscal year 2026 based on 54.3 million diluted weighted average common shares outstanding compared to $91.5 million or $1.61 per share in the third quarter of fiscal year 2025 based on 56.8 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $220.2 million in the third quarter of fiscal year 2026 compared to $197.1 million in the third quarter of fiscal year 2025.

•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $187.9 million in the third quarter of fiscal year 2026 as compared to $163.6 million in the third quarter of fiscal year 2025.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $299.7 million as of March 31, 2026.
•Long-term debt totaled $81.3 million as of March 31, 2026, representing borrowings under our credit facility to fund the acquisition of Airbase Inc. on October 1, 2024. This reflects approximately $81.3 million repaid on our outstanding balance during the first nine months of fiscal year 2026.
•Net cash provided by operating activities for the first nine months of fiscal year 2026 was $421.4 million compared to $331.7 million for the first nine months of fiscal year 2025. Net cash from operating activities for the trailing twelve months ended March 31, 2026 was $507.9 million or 29.4% of total revenue as compared to $411.6 million or 26.5% of total revenue for the trailing twelve months ended March 31, 2025.
•Free cash flow, a non-GAAP measure, was $421.0 million or 24.4% of total revenue for the trailing twelve months ended March 31, 2026 compared to $335.8 million or 21.6% of total revenue for the trailing twelve months ended March 31, 2025.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. Additional information regarding these measures can be found below under the headings “Non-GAAP Financial Measures” and “Definitions of our Non-GAAP Measures.”

Business Outlook
Based on information available as of May 7, 2026, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2026 as indicated below.
Fourth Quarter 2026:
•Recurring and other revenue is expected to be in the range of $402.2 million to $407.2 million, which represents approximately 9%-10% growth over fiscal year 2025 fourth quarter recurring and other revenue.
•Total revenue is expected to be in the range of $428.4 million to $433.4 million, which represents approximately 7%-8% growth over fiscal year 2025 fourth quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $128.6 million to $132.6 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $102.4 million to $106.4 million.
Fiscal Year 2026:
•Recurring and other revenue is expected to be in the range of $1.638 billion to $1.643 billion, which represents approximately 11%-12% growth over fiscal year 2025 recurring and other revenue.
•Total revenue is expected to be in the range of $1.755 billion to $1.760 billion, which represents approximately 10% growth over fiscal year 2025 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $638.0 million to $642.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $521.0 million to $525.0 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2026 results at 4:00 p.m. Central Time today (5:00 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity

Headquartered in Schaumburg, IL, Paylocity (NASDAQ: PCTY) is an award-winning provider of HCM, Finance, and IT software solutions. Paylocity offers one unified, easy-to-use platform that helps businesses across HR, Finance, and IT streamline operations, manage spend and talent, and build culture and connection—with AI embedded directly into everyday workflows to save time, reduce manual effort, and support better decisions. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help all employees achieve their best. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2025	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$398,070	$299,728
Accounts receivable, net	41,642	48,368
Deferred contract costs	117,177	128,478
Prepaid expenses and other	50,943	43,298
Total current assets before funds held for clients	607,832	519,872
Funds held for clients	2,704,137	3,838,468
Total current assets	3,311,969	4,358,340
Capitalized internal-use software, net	132,317	139,972
Property and equipment, net	54,210	56,757
Operating lease right-of-use assets	35,997	34,919
Intangible assets, net	92,671	77,137
Goodwill	343,100	343,158
Long-term deferred contract costs	393,671	413,589
Long‑term prepaid expenses and other	7,739	8,586
Deferred income tax assets	17,754	11,917
Total assets	$4,389,428	$5,444,375

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,347	$12,260
Accrued expenses	193,081	191,606
Total current liabilities before client fund obligations	210,428	203,866
Client fund obligations	2,694,842	3,833,941
Total current liabilities	2,905,270	4,037,807
Long-term debt	162,500	81,250
Long-term operating lease liabilities	46,772	43,939
Other long-term liabilities	8,580	12,402
Deferred income tax liabilities	32,559	88,243
Total liabilities	$3,155,681	$4,263,641
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2025 and March 31, 2026	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2025 and March 31, 2026; 55,366 shares issued and outstanding at June 30, 2025 and 53,537 shares issued and outstanding at March 31, 2026	55	54
Additional paid-in capital	327,518	69,445
Retained earnings	900,583	1,110,021
Accumulated other comprehensive income	5,591	1,214
Total stockholders' equity	$1,233,747	$1,180,734
Total liabilities and stockholders’ equity	$4,389,428	$5,444,375

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Revenues:
Recurring and other revenue	$421,096	$469,930	$1,101,915	$1,235,768
Interest income on funds held for clients	33,452	32,356	92,569	90,824
Total revenues	454,548	502,286	1,194,484	1,326,592
Cost of revenues	129,853	139,098	369,358	401,474
Gross profit	324,695	363,188	825,126	925,118
Operating expenses:
Sales and marketing	91,774	95,732	273,338	290,178
Research and development	51,396	52,515	154,811	165,861
General and administrative	54,495	57,962	159,180	167,508
Total operating expenses	197,665	206,209	587,329	623,547
Operating income	127,030	156,979	237,797	301,571
Other income (expense)	(468)	59	4,467	557
Income before income taxes	126,562	157,038	242,264	302,128
Income tax expense	35,079	45,788	63,743	92,690
Net income	$91,483	$111,250	$178,521	$209,438
Other comprehensive income (loss), net of tax	3,492	(5,128)	4,645	(4,377)
Comprehensive income	$94,975	$106,122	$183,166	$205,061

Net income per share:
Basic	$1.64	$2.07	$3.20	$3.86
Diluted	$1.61	$2.05	$3.15	$3.81

Weighted-average shares used in computing net income per share:
Basic	55,810	53,721	55,759	54,278
Diluted	56,780	54,274	56,640	55,016
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31 are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Cost of revenues	$4,789	$3,621	$15,719	$13,462
Sales and marketing	8,678	7,518	29,093	26,768
Research and development	9,143	6,984	31,315	27,166
General and administrative	14,865	14,679	41,918	48,514
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$37,475	$32,802	$118,045	$115,910

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2025	2026
Cash flows from operating activities:
Net income	$178,521	$209,438
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	112,538	111,503
Depreciation and amortization expense	73,184	82,554
Deferred income tax expense (benefit)	(1,680)	62,793
Provision for credit losses	875	1,352
Net accretion of discounts on available-for-sale securities	(1,639)	(1,159)
Other	951	1,183
Changes in operating assets and liabilities:
Accounts receivable	(7,814)	(10,306)
Deferred contract costs	(42,559)	(30,774)
Prepaid expenses and other	2,195	4,120
Accounts payable	(1,886)	(5,015)
Accrued expenses and other	18,971	(4,330)
Net cash provided by operating activities	331,657	421,359
Cash flows from investing activities:
Purchases of available-for-sale securities	(121,777)	(259,994)
Proceeds from sales and maturities of available-for-sale securities	122,969	268,676
Capitalized internal-use software costs	(45,563)	(49,101)
Purchases of property and equipment	(7,624)	(15,518)
Acquisitions of businesses, net of cash and funds held for clients acquired	(277,851)	—
Other investing activities	1,303	2,228
Net cash used in investing activities	(328,543)	(53,709)
Cash flows from financing activities:
Net change in client fund obligations	429,856	1,139,099
Borrowings under credit facility	325,000	—
Repayment of credit facility	(81,250)	(81,250)
Repurchases of common shares	(91,080)	(350,000)
Proceeds from employee stock purchase plan	10,561	9,534
Taxes paid related to net share settlement of equity awards	(49,121)	(36,540)
Other financing activities	(400)	(360)
Net cash provided by financing activities	543,566	680,483
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	546,680	1,048,133
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,845,669	2,482,526
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$3,392,349	$3,530,659
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$2,372	$3,362
Liabilities assumed for acquisitions	$55,730	$—
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$9,548	$4,508
Cash paid for income taxes, net of refunds received	$63,963	$24,557
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$477,785	$299,728
Funds held for clients' cash and cash equivalents	2,914,564	3,230,931
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,392,349	$3,530,659

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$324,695	$363,188	$825,126	$925,118
Amortization of capitalized internal-use software costs	15,248	17,212	43,858	52,180
Amortization of certain acquired intangibles	4,749	4,443	11,562	13,563
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,789	3,621	15,719	13,462
Other items (1)	641	—	781	342
Adjusted gross profit	$350,122	$388,464	$897,046	$1,004,665

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$127,030	$156,979	$237,797	$301,571
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	37,475	32,802	118,045	115,910
Amortization of acquired intangibles	5,627	5,098	13,852	15,534
Other items (2)	2,611	1,955	9,073	4,071
Non-GAAP Operating income	$172,743	$196,834	$378,767	$437,086

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation from Net income to Non-GAAP Net income:
Net income	$91,483	$111,250	$178,521	$209,438
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	37,475	32,802	118,045	115,910
Amortization of acquired intangibles	5,627	5,098	13,852	15,534
Other items (2)	2,611	1,955	9,073	4,071
Income tax effect on adjustments (3)	873	5,896	(1,795)	10,780
Non-GAAP Net income	$138,069	$157,001	$317,696	$355,733

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$138,069	$157,001	$317,696	$355,733
Diluted weighted-average number of common shares	56,780	54,274	56,640	55,016
Non-GAAP Net income per share	$2.43	$2.89	$5.61	$6.47

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$91,483	$111,250	$178,521	$209,438
Interest expense	4,436	1,128	9,682	4,698
Income tax expense	35,079	45,788	63,743	92,690
Depreciation and amortization expense	25,972	27,298	73,184	82,554
EBITDA	156,970	185,464	325,130	389,380
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	37,475	32,802	118,045	115,910
Other items (2)	2,611	1,955	9,073	4,071
Adjusted EBITDA	$197,056	$220,221	$452,248	$509,361
Interest income on funds held for clients	(33,452)	(32,356)	(92,569)	(90,824)
Adjusted EBITDA excluding interest income on funds held for clients	$163,604	$187,865	$359,679	$418,537

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$91,774	$95,732	$273,338	$290,178
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,678	7,518	29,093	26,768
Less: Other items (2)	595	140	1,224	502
Non-GAAP sales and marketing	$82,501	$88,074	$243,021	$262,908

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation of Non-GAAP total research and development:
Research and development	$51,396	$52,515	$154,811	$165,861
Add: Capitalized internal-use software costs	15,966	17,701	45,563	49,101
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,143	6,984	31,315	27,166
Less: Other items (2)	658	554	1,669	1,192
Non-GAAP total research and development	$57,561	$62,678	$167,390	$186,604

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2026	2025	2026
Reconciliation of Non-GAAP general and administrative:
General and administrative	$54,495	$57,962	$159,180	$167,508
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	14,865	14,679	41,918	48,514
Less: Amortization of certain acquired intangibles	878	655	2,290	1,971
Less: Other items (2)	717	1,261	5,399	2,035
Non-GAAP general and administrative	$38,035	$41,367	$109,573	$114,988

	Nine Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2025	2026	2025	2026
Reconciliation of Free cash flow, Free cash flow excluding interest income on funds held for clients and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$331,657	$421,359	$411,588	$507,928
Capitalized internal-use software costs	(45,563)	(49,101)	(61,788)	(65,940)
Purchases of property and equipment	(7,624)	(15,518)	(13,951)	(20,967)
Free cash flow	$278,470	$356,740	$335,849	$421,021
Less: Interest income on funds held for clients	(92,569)	(90,824)	(125,117)	(121,675)
Free cash flow excluding interest income on funds held for clients	$185,901	$265,916	$210,732	$299,346
Cash paid for other items (4)	6,723	5,797
Adjusted free cash flow excluding interest income on funds held for clients	$192,624	$271,713

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents cash paid for acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Excluding Interest on Funds Held for Clients, Free Cash Flow Excluding Interest on Funds Held for Clients Margin, Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients and Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.

Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue.
Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow excluding interest income on funds held for clients plus cash paid for other items as described above in this release. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.